EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of PermRock Royalty Trust (the “Trust”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

ARGENT TRUST COMPANY, TRUSTEE FOR PERMROCK ROYALTY TRUST

Date: August 14, 2026	By:	/s/ Nancy Willis
Nancy Willis Director of Royalty Trust Services Argent Trust Company

A signed original of this written statement required by Section 906 has been provided to PermRock Royalty Trust and will be retained by PermRock Royalty Trust and furnished to the Securities and Exchange Commission or its Staff upon request.